Exhibit 99.1

Essent Group Ltd. Reports Fourth Quarter and Full Year 2013 Results

HAMILTON, Bermuda--(BUSINESS WIRE)--February 19, 2014--Essent Group Ltd. (NYSE: ESNT) today reported net income for the fourth quarter ended December 31, 2013 of $19.0 million. Net income for the full year 2013 was $65.4 million, which included a tax benefit of $7.4 million.

Primary insurance in force as of December 31, 2013, was $32.0 billion, representing an increase of 135% compared to $13.6 billion of insurance in force as of December 31, 2012. As of December 31, 2013, consolidated stockholders’ equity was $722.1 million and combined statutory capital in insurance subsidiaries was $469.4 million.

“2013 was a landmark year for Essent. We achieved investment grade ratings from both S&P and Moody’s and also successfully completed our initial public offering, giving us greater access to capital to support future growth,” said Mark Casale, Chairman and Chief Executive Officer. “In addition, our insurance in force growth fueled a significant increase in our top line revenues, resulting in record earnings for the year.”

Financial Highlights:

  New insurance written for the fourth quarter was $4.5 billion, compared to $4.0 billion in the fourth quarter 2012. For the full year 2013, new insurance written was $21.2 billion, compared to $11.2 billion for 2012.
  Income before taxes for the fourth quarter was $19.4 million compared to $1.4 million for the fourth quarter of 2012. Income before taxes for the full year 2013 was $58.0 million compared to a loss of $13.9 million for 2012.
  Net premiums earned for the fourth quarter were $40.3 million, compared to $16.5 million in the fourth quarter of 2012. For the full year 2013, net premiums earned were $123.4 million, compared to $41.8 million for 2012.
  The expense ratio for the fourth quarter was 55.3%, compared to 100.2% for the fourth quarter of 2012. For the full year, the expense ratio was 57.6%, compared to 146.3% for 2012.
  The provision for losses and LAE for the fourth quarter was $0.7 million, compared to $0.5 million in the fourth quarter of 2012. For the full year 2013, the provision for losses and LAE was $2.3 million, compared to $1.5 million in 2012.
  The percentage of loans in default as of December 31, 2013 was 0.11%, compared to 0.09% as of December 31, 2012.
  The combined ratio for the fourth quarter was 57.0%, compared to 103.2% for the fourth quarter of 2012. For the full year, the combined ratio was 59.5%, compared to 149.8% for 2012.

Additionally, the insurance subsidiaries’ combined risk to capital ratio which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. was 16.5:1 as of December 31, 2013, compared to 15.8:1 as of December 31, 2012.

Conference Call

Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 877-201-0168 inside the U.S., or 647-788-4901 for international callers, using passcode 31467424 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 855-859-2056 inside the U.S., or 404-537-3406 for international callers, passcode 31467424.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.

Forward Looking Statements

This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors listed under "Risk Factors" in the prospectus dated as of October 30, 2013 filed pursuant to Rule 424(b)(4) with the Securities and Exchange Commission on November 1, 2013. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.

About the Company

Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company which, through its wholly-owned subsidiary Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Additional information regarding Essent may be found at www.essentgroup.com.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)

Exhibit A:	Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
Exhibit B:	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C:	New Insurance Written
Exhibit D:	Insurance in Force and Risk in Force
Exhibit E:	Portfolio Vintage Data
Exhibit F:	Portfolio Geographic Data
Exhibit G:	Defaults, Reserve for Losses and LAE, and Claims
Exhibit H:	Investment Portfolio
Exhibit I:	Insurance Company Capital
Exhibit J:	Historical Quarterly Data
Exhibit K:	Earnings per Share
Exhibit L:	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

	Quarter ended December 31,		Year ended December 31,
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenues:
Net premiums written	$52,878	$28,219	$186,200	$72,668
Increase in unearned premiums	(12,534)	(11,721)	(62,829)	(30,875)
Net premiums earned	40,344	16,498	123,371	41,793
Net investment income	1,228	697	4,110	2,269
Realized investment gains, net	21	35	116	143
Other income	760	1,183	3,806	4,511
Total revenues	42,353	18,413	131,403	48,716

Losses and expenses:
Provision for losses and LAE	692	492	2,321	1,466
Other underwriting and operating expenses	22,299	16,535	71,055	61,126
Total losses and expenses	22,991	17,027	73,376	62,592

Income (loss) before income taxes	19,362	1,386	58,027	(13,876)

Income tax expense (benefit)	345	345	(7,386)	(333)

Net income (loss)	$19,017	$1,041	$65,413	$(13,543)

Earnings (loss) per share
Basic:
Common Shares	$0.23	N/A	$0.90	N/A
Class A common shares	N/A	$0.03	N/A	$(0.49)
Class B-2 common shares	N/A	-	N/A	-

Diluted:
Common Shares	$0.22	N/A	$0.70	N/A
Class A common shares	N/A	$0.03	N/A	$(0.49)
Class B-2 common shares	N/A	-	N/A	-

Weighted average common shares outstanding
Basic:
Common Shares	51,741	N/A	14,044	N/A
Class A common shares	N/A	31,123	N/A	27,445
Class B-2 common shares	N/A	602	N/A	393

Diluted:
Common Shares	55,130	N/A	18,103	N/A
Class A common shares	N/A	31,293	N/A	27,445
Class B-2 common shares	N/A	5,342	N/A	393

Net income (loss)	$19,017	$1,041	$65,413	$(13,543)

Other comprehensive income (loss):
Change in unrealized (depreciation) appreciation of investments, net of tax (benefit) expense of $(236) and $(345) in the quarter ended December 31, 2013 and 2012 $(2,080) and $333 in the year ended December 31, 2013 and 2012	(439)	(641)	(3,861)	618
Total other comprehensive income (loss)	(439)	(641)	(3,861)	618

Comprehensive income (loss)	$18,578	$400	$61,552	$(12,925)

Loss ratio	1.7%	3.0%	1.9%	3.5%
Expense ratio	55.3%	100.2%	57.6%	146.3%
Combined ratio	57.0%	103.2%	59.5%	149.8%

Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
(In thousands, except per share amounts)	2013	2012
Assets
Investments available for sale, at fair value	$332,555	$247,414
Cash	477,655	22,315
Accrued investment income	1,978	1,291
Accounts receivable	10,006	4,894
Deferred policy acquisition costs	6,173	2,203
Property and equipment (at cost, less accumulated depreciation of $36,796 in 2013 and $34,915 in 2012)	4,411	3,626
Prepaid federal income tax	8,000	-
Net deferred tax asset	10,346	-
Other assets	2,846	1,589

Total assets	$853,970	$283,332

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$3,070	$1,499
Unearned premium reserve	103,399	40,570
Amounts due under Asset Purchase Agreement	4,949	9,841
Accrued payroll and bonuses	13,076	8,284
Other accrued liabilities	7,335	4,015
Total liabilities	131,829	64,209

Commitments and contingencies

Stockholders' Equity
Common stock, $0.015 par value:
Authorized - 233,333 in 2013; issued - 86,491 shares in 2013	1,297	-
Class A common stock, $.01 par value:
Authorized - 75,500 in 2012; issued - 34,817 shares in 2012	-	348
Class B-2 common stock, $.01 par value:
Authorized - 9,270 in 2012; issued - 9,098 shares in 2012	-	91
Additional paid-in capital	754,390	347,924
Accumulated other comprehensive (loss) income	(1,447)	2,414
Accumulated deficit	(32,099)	(97,512)
Treasury stock at cost	-	(34,142)
Total stockholders' equity	722,141	219,123

Total liabilities and stockholders' equity	$853,970	$283,332

Exhibit C

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written

NIW by Credit Score
	Quarter ended December 31,				Year ended December 31,
	2013		2012		2013		2012
($ in thousands)
>=760	$2,135,772	47.2%	$2,330,052	57.9%	$10,989,279	51.9%	$6,388,236	56.8%
740-759	802,262	17.7	696,159	17.3	3,775,108	17.8	1,989,383	17.7
720-739	651,269	14.4	525,245	13.0	2,909,199	13.8	1,493,243	13.3
700-719	465,611	10.3	279,480	6.9	1,851,773	8.8	801,805	7.1
680-699	341,968	7.5	153,738	3.8	1,231,297	5.8	446,649	4.0
<=679	131,018	2.9	42,257	1.1	395,982	1.9	121,845	1.1
Total	$4,527,900	100.0%	$4,026,931	100.0%	$21,152,638	100.0%	$11,241,161	100.0%

NIW by LTV
	Quarter ended December 31,				Year ended December 31,
	2013		2012		2013		2012
($ in thousands)
85.00% and below	$488,218	10.8%	$645,332	16.0%	$2,963,619	14.0%	$1,659,025	14.8%
85.01% to 90.00%	1,528,857	33.8	1,573,418	39.1	7,627,333	36.1	4,544,256	40.4
90.01% to 95.00%	2,372,909	52.4	1,787,458	44.4	10,189,658	48.1	4,987,088	44.3
95.01% and above	137,916	3.0	20,723	0.5	372,028	1.8	50,792	0.5
	$4,527,900	100.0%	$4,026,931	100.0%	$21,152,638	100.0%	$11,241,161	100.0%

NIW by Product
	Quarter ended December 31,				Year ended December 31,
	2013		2012		2013		2012
Single Premium policies		19.2%		18.4%		20.0%		17.1%
Monthly Premium policies		80.8		81.6		80.0		82.9
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Quarter ended December 31,				Year ended December 31,
	2013		2012		2013		2012
Purchase		86.9%		60.1%		72.1%		64.4%
Refinance		13.1		39.9		27.9		35.6
		100.0%		100.0%		100.0%		100.0%

Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
Total IIF by FICO score	December 31, 2013		December 31, 2012
($ in thousands)
>=760	$17,102,961	53.3%	$7,778,575	57.1%
740-759	5,724,933	17.9	2,402,603	17.6
720-739	4,380,452	13.7	1,801,292	13.2
700-719	2,646,717	8.3	988,160	7.3
680-699	1,665,196	5.2	520,496	3.9
<=679	507,937	1.6	137,854	0.9
Total	$32,028,196	100.0%	$13,628,980	100.0%

Total RIF by FICO score	December 31, 2013		December 31, 2012
($ in thousands)
>=760	$4,106,913	52.9%	$1,822,677	56.6%
740-759	1,399,308	18.0	572,440	17.8
720-739	1,081,286	13.9	435,100	13.5
700-719	637,086	8.2	230,802	7.2
680-699	415,414	5.3	126,200	4.0
<=679	128,598	1.7	34,412	0.9
Total	$7,768,605	100.0%	$3,221,631	100.0%

Portfolio by LTV
Total IIF by LTV	December 31, 2013		December 31, 2012
($ in thousands)
85.00% and below	$4,322,612	13.5%	$1,994,994	14.6%
85.01% to 90.00%	12,171,460	38.0	5,739,703	42.1
90.01% to 95.00%	15,121,279	47.2	5,839,127	42.8
95.01% and above	412,845	1.3	55,156	0.5
	$32,028,196	100.0%	$13,628,980	100.0%

Total RIF by LTV	December 31, 2013		December 31, 2012
($ in thousands)
85.00% and below	$474,763	6.1%	$215,739	6.7%
85.01% to 90.00%	2,858,683	36.8	1,334,525	41.4
90.01% to 95.00%	4,296,135	55.3	1,653,258	51.3
95.01% and above	139,024	1.8	18,109	0.6
	$7,768,605	100.0%	$3,221,631	100.0%

Portfolio by Loan Amortization Period
Total IIF by Loan Amortization Period	December 31, 2013		December 31, 2012
($ in thousands)
FRM 30 years and higher	$27,364,633	85.4%	$11,211,969	82.3%
FRM 20-25 years	1,086,120	3.4	585,365	4.3
FRM 15 years	2,354,656	7.4	1,206,579	8.9
ARM 5 years and higher	1,222,787	3.8	625,067	4.5
Total	$32,028,196	100.0%	$13,628,980	100.0%

Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data

	Original	Remaining
	Insurance	Insurance	% Remaining of	Insurance in Force as of December 31, 2013
	Written	in Force	Original
Origination year	($ in thousands)	($ in thousands)	Insurance	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM

2010	$245,898	$109,231	44.4%	70.6%	36.9%	0.0%	3.2%	60.5%	96.9%
2011	3,229,720	1,766,709	54.7%	69.4%	38.7%	0.3%	4.2%	58.0%	92.3%
2012	11,241,161	9,628,905	85.7%	66.7%	46.5%	0.4%	5.2%	56.1%	96.5%
2013	21,152,638	20,523,351	97.0%	72.5%	50.3%	1.8%	7.8%	51.7%	96.3%
Total	$35,869,417	$32,028,196	89.3%	70.6%	48.5%	1.3%	6.8%	53.4%	96.2%

Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	As of December 31, 2013	As of December 31, 2012
CA	11.1%	10.9%
TX	8.2	7.9
FL	4.6	3.7
NC	4.3	4.3
IL	4.0	4.4
NJ	3.8	4.1
WA	3.6	3.2
PA	3.6	4.1
GA	3.5	3.2
AZ	3.5	3.3
All Others	49.8	50.9
TOTAL	100.0%	100.0%

RIF by State
	As of December 31, 2013	As of December 31, 2012
CA	10.5%	10.4%
TX	8.0	7.7
FL	4.8	3.8
NC	4.4	4.4
IL	4.0	4.4
NJ	3.7	4.0
WA	3.6	3.3
PA	3.6	4.2
GA	3.6	3.4
NY	3.3	3.8
All Others	50.5	50.6
TOTAL	100.0%	100.0%

Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Quarter ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Beginning default inventory	116	38	56	3
Plus: new defaults	108	50	327	117
Less: cures	(57)	(31)	(208)	(63)
Less: claims paid	(8)	(1)	(16)	(1)
Ending default inventory	159	56	159	56

Rollforward of Reserve for Losses and LAE
	Quarter ended		Year ended
	December 31,		December 31,
($ in thousands)	2013	2012	2013	2012
Reserve for losses and LAE at beginning of period	$2,727	$1,027	$1,499	$57
Add provision for losses and LAE occurring in:
Current year	903	492	2,986	1,523
Prior years	(211)	-	(665)	(57)
Incurred losses during the period	692	492	2,321	1,466
Deduct payments for losses and LAE occurring in:
Current year	144	20	239	24
Prior years	205	-	511	-
Loss and LAE payments during the period	349	20	750	24
Reserve for losses and LAE at end of period	$3,070	$1,499	$3,070	$1,499

Claims
	Quarter ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Number of claims paid	8	1	16	1
Total amount paid for claims (in thousands)	$343	$18	$720	$18
Average amount paid per claim (in thousands)	$43	$18	$45	$18
Severity	87%	104%	90%	104%

Exhibit G, continued

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	As of December 31, 2013
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of RIF
($ in thousands)
Missed Payments:
Three payments or less	88	56%	$841	30%	$3,972	21%
Four to eleven payments	56	35%	1,497	53%	2,672	56%
Twelve or more payments	10	6%	300	11%	447	67%
Pending claims	5	3%	169	6%	166	102%
TOTAL	159	100%	2,807	100%	$7,257	39%
IBNR			211
LAE			52
TOTAL			$3,070

Average reserve per default:
Case			$17,658
Total			$19,310

Default Rate	0.11%

	As of December 31, 2012
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of RIF
($ in thousands)
Missed Payments:
Three payments or less	30	54%	$391	28%	$1,335	29%
Four to eleven payments	19	34%	689	49%	948	73%
Twelve or more payments	4	7%	132	10%	184	72%
Pending claims	3	5%	181	13%	168	108%
TOTAL	56	100%	1,393	100%	$2,635	53%
IBNR			70
LAE			36
TOTAL			$1,499

Average reserve per default:
Case			$24,860
Total			$26,760

Default Rate	0.09%

Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investment Portfolio

Investment Portfolio by Asset Class
Asset Class	December 31, 2013		December 31, 2012
($ in thousands)	Fair Value	Percent	Fair Value	Percent
US Treasury securities	$59,187	17.8%	$79,488	32.0%
US Agency securities	14,839	4.5	19,593	8.0
US Agency Mortgage-backed securities	22,241	6.7	29,640	12.0
Municipal debt securities	57,650	17.3	37,654	15.2
Corporate debt securities	125,593	37.8	63,399	25.6
Mortgage-backed securities	18,581	5.6	5,592	2.3
Asset-backed securities	20,385	6.1	8,951	3.6
Money market investments	14,079	4.2	3,097	1.3
Total Investments	$332,555	100.0%	$247,414	100.0%

Investment Portfolio by Credit Rating
Rating (1)	December 31, 2013		December 31, 2012
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$147,862	44.5%	$159,763	64.6%
Aa1	21,570	6.5	13,317	5.4
Aa2	15,464	4.6	8,144	3.3
Aa3	11,902	3.6	4,031	1.6
A1	26,541	8.0	11,621	4.7
A2	17,045	5.1	16,521	6.7
A3	29,886	9.0	16,401	6.6
Baa1	24,441	7.3	6,321	2.6
Baa2	30,782	9.3	9,753	3.9
Baa3	7,062	2.1	1,542	0.6
Below Baa3	-	-	-	-
Total Investments	$332,555	100.0%	$247,414	100.0%

(1) Based on ratings issued by Moody's, if available. S&P rating utilized if Moody's not available.

Portfolio by Duration and Book Yield
	December 31, 2013		December 31, 2012
Effective Duration ($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$65,092	19.6%	$33,345	13.5%
1 to < 2 Years	19,093	5.7	41,712	16.9
2 to < 3 Years	74,335	22.4	33,475	13.5
3 to < 4 Years	63,214	19.0	42,516	17.1
4 to < 5 Years	66,230	19.9	47,469	19.2
5 or more Years	44,591	13.4	48,897	19.8
Total Investment Securities	$332,555	100.0%	$247,414	100.0%

Pre-tax investment income yield:
Year ended December 31, 2013		1.1%
Year ended December 31, 2012		1.2%

Cash and Investments at holding company Essent Group Ltd. ($ in thousands):
As of December 31, 2013		$246,220
As of December 31, 2012		$4,035

Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

As of
	December 31, 2013	December 31, 2012

Combined statutory capital (A)	$469,424	$203,611

Risk to capital ratios: (B)
Essent Guaranty, Inc.	16.6:1	15.8:1
Essent Guaranty of PA, Inc.	17.1:1	16.2:1
Combined (C)	16.5:1	15.8:1

(A) Combined statutory capital equals sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department.

(B) The risk to capital ratio is calculated as the ratio of net risk in force to statutory capital. Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.

(C) The combined risk to capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit J
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2013				2012
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31
(in thousands, except per share amounts)
Revenues:
Net premiums written	$52,878	$55,026	$44,923	$33,373	$28,219

Net premiums earned	40,344	34,282	27,481	21,264	16,498
Other revenues	2,009	2,173	2,083	1,767	1,915
Total revenues	42,353	36,455	29,564	23,031	18,413

Losses and expenses:
Provision for losses and LAE	692	319	580	730	492
Other underwriting and operating expenses	22,299	18,237	15,557	14,962	16,535
Total losses and expenses	22,991	18,556	16,137	15,692	17,027

Income (loss) before income taxes	19,362	17,899	13,427	7,339	1,386
Income tax expense (benefit)	345	2,280	(10,150)	139	345
Net income	$19,017	$15,619	$23,577	$7,200	$1,041

Earnings (loss) per share:
Basic:
Common Shares	$0.23	N/A	N/A	N/A	N/A
Class A common shares	N/A	$0.36	$0.63	$0.23	$0.03
Class B-2 common shares	N/A	0.07	0.40	-	-

Diluted:
Common Shares	$0.22	N/A	N/A	N/A	N/A
Class A common shares	N/A	$0.35	$0.62	$0.23	$0.03
Class B-2 common shares	N/A	0.02	0.09	-	-

Weighted average common shares outstanding
Basic:
Common Shares	51,741	N/A	N/A	N/A	N/A
Class A common shares	N/A	43,616	36,793	31,805	31,123
Class B-2 common shares	N/A	1,822	1,334	853	602

Diluted:
Common Shares	55,130	N/A	N/A	N/A	N/A
Class A common shares	N/A	43,788	36,901	31,864	31,293
Class B-2 common shares	N/A	6,054	5,994	6,009	5,342

Other Data:
($ in thousands)

Loss ratio (1)	1.7%	0.9%	2.1%	3.4%	3.0%
Expense ratio (2)	55.3%	53.2%	56.6%	70.4%	100.2%
Combined ratio	57.0%	54.1%	58.7%	73.8%	103.2%

New insurance written	$4,527,900	$6,408,055	$5,895,127	$4,321,556	$4,026,931
Average premium rate (3)	0.54%	0.54%	0.55%	0.55%	0.56%
Insurance in force (end of period)	$32,028,196	$28,198,722	$22,576,300	$17,430,810	$13,628,980
Policies in force	141,417	123,737	98,818	76,455	59,764
Weighted-average coverage (4)	24.3%	24.0%	23.7%	23.5%	23.6%
Annual persistency	86.1%	83.1%	80.1%	80.9%	82.2%

Loans in default (count)	159	116	90	75	56
Percentage of loans in default	0.11%	0.09%	0.09%	0.10%	0.09%

(1) Loss ratio is calculated by dividing the provision for loss and loss adjustment expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3) Net premium earned as a percentage of average insurance in force for the period.
(4) End of period risk in force divided by insurance in force.

Exhibit K
Essent Group Ltd. and Subsidiaries
Supplemental Information
Earnings per Share

	Quarter ended	Year ended
	December 31, 2013	December 31, 2013

Net income (loss)	$19,017	$65,413
Less: Class A dividends declared	-	-
Less: Class B-2 dividends declared	-	-
Undistributed net income (loss)	$19,017	$65,413
Net income (loss) allocable to Common (1)	$12,037	$12,706
Net income (loss) allocable to Class A (2)	6,980	52,707

Basic earnings (loss) per Common share:	$0.23	$0.90

Diluted earnings (loss) per Common share:	$0.22	$0.70

Basic weighted average Common shares outstanding (3):	51,741	14,044

Diluted weighted average Common shares outstanding (3):	55,130	18,103

Note:

Prior to the Company’s initial public offering on November 5, 2013 (“IPO”), the Company had two classes of common shares outstanding: Class A common shares and Class B-2 common shares. Upon the completion of the IPO, all of the Class A common shares and the Class B-2 common shares converted into a single class of common shares of the Company (the “Common Shares”), as more fully described in the Company’s prospectus dated October 30, 2013. Earnings Per Share (“EPS”) was calculated and presented prior to the IPO using the “two-class” method which provides that earnings and losses are allocated to each class of common shares according to the dividends declared or unpaid cumulative dividends earned, with the remaining undistributed earnings allocated according to each share’s respective participation rights.

(1)

For purposes of determining EPS in the quarter and the year ended December 31, 2013, the net income allocated to the Class B-2 common shares and all the net income of the Company for the period following the IPO has been allocated to the Common Shares.

(2)

The Class A common shares accrued a 10% cumulative dividend and the Class B-2 common shares had no stated dividend rate with any dividends being declared at the discretion of the Company's Board of Directors. Accordingly, substantially all of the net income for the periods prior to the IPO was allocated to the Class A common shares for purposes of determining EPS.

(3)

The weighted average basic and diluted Common Shares outstanding for the periods indicated includes: (a) the weighted average Class B-2 common shares outstanding (adjusted for the 2 for 3 share split) for the period from January 1, 2013 until the date of the conversion to Common Shares at the IPO, and (b) the weighted average Common Shares outstanding for the period from November 5, 2013 until December 31, 2013.

Exhibit L
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all in the money options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted stock units) issued to management and the Board of Directors and any in the money options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments that are classified as available for sale. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of December 31, 2013, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of adjusted book value to the most comparable GAAP amount as of December 31, 2013 in accordance with Regulation G:

(in thousands, except per share amounts)

December 31, 2013

Numerator:
Total Stockholders' Equity (Book Value)	$722,141

Add Back: Accumulated Other Comprehensive Loss	1,447

Adjusted Book Value	$723,588

Denominator:
Total Outstanding Common shares	86,491

Add: Outstanding Restricted Share Units	528

Total outstanding Common shares and share units	87,019

Adjusted Book Value per Share	$8.32

CONTACT:
Essent Group Ltd.
Media
JD Walker Communications, LLC
Janice Daue Walker, 610-230-0556
media@essentgroup.com
or
Investor Relations
855-809-ESNT
ir@essentgroup.com